                   Consent of Independent Auditors


We consent to the incorporation by reference by Dobson Communications Corporation in the Registration Statement (Form S-8 No. 33-00000) pertaining to the Dobson Communications Corporation 1996 Stock Option Plan of our report dated February 6, 1998, with respect to the consolidated financial statements of Sygnet Wireless, Inc. included in the Current Report on Form 8-K/A dated January 19, 1999 of Dobson Communications Corporation for the acquisition of the common stock of Sygnet Wireless, Inc.


                                       /s/ ERNST & YOUNG LLP


Cleveland, Ohio
January 26, 2000